Exhibit 99.2

INZON CORPORATION

CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED SEPTEMBER 30, 2012 AND 2011

D. Brooks and Associates CPA’s, P.A. Certified Public Accountants • Valuation Analyst • Advisors

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Inzon Corporation

We have audited the accompanying consolidated balance sheets of Inzon Corporation as of September 30, 2012, and 2011, and the related statements of operations, stockholders’ deficit, and cash flows for each of the two years then ended. Inzon Corporation’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

We were not engaged to examine management’s assertion about the effectiveness of Inzon Corporation’s internal control over financial reporting as of September 30, 2012 and, accordingly, we do not express an opinion thereon.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Inzon Corporation as of September 30, 2012 and 2011, and the results of its operations and cash flows for each of the two years then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company has no assets and an accumulated deficiency as of September 30, 2012. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plan regarding these matters is also described in Note 3 to the financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

D. Brooks and Associates CPA’s, P.A
West Palm Beach, FL
May 1, 2013

F-1

INZON CORPORATION

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2012 and 2011

	2012	2011
ASSETS

Total Assets	$–	$–

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities:
Accounts payable and accrued expense	$–	$91,900
Notes payable	40,000	343,488
Liability- judgments	579,798	579,798
Rent payable- related party	–	58,500
Total current liabilities	619,798	1,073,686

Total liabilities	619,798	1,073,686

Stockholders’ Deficit:
Common stock, $0.001 par value; 500,000,000 shares authorized; 4,759,958, and 659,758 shares issued and outstanding	4,759	659
Additional paid-in capital	7,745,400	6,789,358
Deferred stock based compensation	(354,000)	–
Accumulated deficit	(8,015,957)	(7,863,703)
Total stockholders’ deficit	(619,798)	(1,073,686)
Total liabilities and stockholders’ deficit	$–	$–

The notes are an integral part of the consolidated financial statements.

F-2

INZON CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE YEARS ENDED SEPTEMBER 30, 2012 and 2011

	2012	2011
Revenue	$–	$–

General and administrative expenses	143,657	20,000
Operating loss	(143,657)	(20,000)

Other expense
Interest expense	(8,597)	(16,152)
Other expense	(8,597)	(16,152)

Net loss	$(152,254)	$(36,152)

Net loss per share, basic and diluted	$(0.06)	$(0.05)

Weighted average number of shares outstanding	2,472,013	659,758

The notes are an integral part of the consolidated financial statements.

F-3

INZON CORPORATION

STATEMENTS OF STOCKHOLDERS’ DEFICIT

FOR THE YEARS ENDED SEPTEMBER 30, 2012 AND 2011

	Common Stock		Additional Paid-In	Deferred Stock Based	Accumulated Stockholders’
	Shares	Amount	Capital	Compensation	Deficit	Deficit
Balance September 30, 2010	659,958	$659	$6,753,206	$–	$(7,827,551)	$(1,073,686)
Rent forgiven by related party	–	–	20,000	–	–	20,000
Interest forgiven by debt holders	–	–	16,152	–	–	16,152

Net loss	–	–	–	–	(36,152)	(36,152)
Balance September 30, 2011	659,958	659	6,789,358	–	(7,863,703)	(1,073,686)

Interest forgiven by debt holders	–	–	8,597	–	–	8,597
Stock issued for services	4,000,000	4,000	468,500	(354,000)	–	118,500
Stock issued for accounts payable	20,000	20	91,880	–	–	91,900
Stock issued for notes payable	67,000	67	303,421	–	–	303,488
Stock issued for rent payable	13,000	13	58,487	–		58,500
Expenses paid by related party	–	–	25,157	–	–	25,157

Net loss	–	–	–	–	(152,254)	(152,254)
Balance, September 30, 2012	4,759,958	$4,759	$7,745,400	$(354,000)	$(8,015,957)	$(619,798)

The notes are an integral part of the consolidated financial statements

F-4

INZON CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED SEPTEMBER 30, 2012 AND 2011

	2012	2011
Cash flows used for operating activities:
Net loss	$(152,254)	$(36,152)
Adjustments to reconcile net loss to net cash from operations
Stock based compensation	118,500	–
Expenses paid by related parties	25,157	–
Rent forgiven by landlord	–	20,000
Interest forgiven by stockholders	8,597	16,152
Net cash flows from operating activities	–	–

Net change in cash	–	–

Cash and cash equivalents, beginning of year	–	–

Cash and cash equivalents, end of year	$–	$–

Supplemental Disclosure of Cash Flow Information:
Interest paid in cash	$–	$–
Income tax paid	$–	$–
Schedule of Non-Cash Financing Activities:
Common stock issued for prepaid consulting fees	$354,000	$–
Common stock issued for rent payable	$58,500	$–
Common stock issued for notes payable	$303,488	$–
Common stock issued for accounts payable	$91,900	$–

The notes are an integral part to the consolidated financial statements.

F-5

INZON CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

YEARS ENDED SEPTEMBER 30, 2012 AND 2011

NOTE 1 - ORGANIZATION

InZon Corporation (“the Company”) was formed on May 14, 2004.

On October 1, 2004, the Company merged with W-J International, Inc. (W-J). Under the terms of the agreement, W-J was merged into the Company, with the Company being the surviving entity. Under the merger plan one new share of common stock of the Company was issued for each share of outstanding common stock of W-J.

On June 28, 2007 the Company formed three wholly owned subsidiaries; Inzon Wireless, Inc., Inzon Communications, Inc. and InZon Holdco, Inc.

On August 3, 2007, the Company and its wholly-owned subsidiary, InZon Holdco, Inc., a Nevada corporation, entered into a Plan and Agreement of Reorganization with the shareholder of Vericash, Inc. (VCI), a Florida corporation.  Per the terms of the Agreement, VCI was merged with and into InZon Holdco, Inc., and the Company issued 1,500,000 restricted shares of its common stock, par value $0.001 per share to the VCI Stockholder. InZon Holdco, Inc. changed its name to Vericash, Ltd.

The Company ceased operations in September 2008 and has since been a non-operating entity and is investigating acquiring a new target company through a merger or acquisition.

On February 29, 2012, the directors of the Company resigned and new directors were appointed. In addition certain related parties transferred all their common stock interest in the Company to non-related parties. Due to this transfer there was a change in control of the Company which was accounted for as a recapitalization of the Company.

On April 23, 2012 the Company’s board of directors approved a reverse stock split giving one new share of common stock for every 100 old shares of common stock held by stockholders.

On May 17, 2012, the Company, AVC Acquisitions Corp., a British Virgin Island corporation and a wholly-owned subsidiary of American Visiontech Co. Ltd., a British Virgin Island corporation (“AVC”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into AVC, with AVC continuing as the surviving corporation and as an indirect wholly owned subsidiary of the Company (the “Merger”). As of September 30, 2012, the merger had not been completed.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principals of Consolidation

The Company’s consolidated financial statements include the accounts of InZon Corporation and its wholly owned subsidiaries. All intercompany transactions and balances have been eliminated in consolidation.

F-6

Non-Employee Stock-Based Compensation

The Company adopted the provisions of ASC 505-50 Equity-Based Payments to Non-Employees, which requires transactions in which equity instruments are transferred to non-employees as consideration for goods or services to be recognized in the consolidated financial statements based on the fair value of the equity instruments transferred or the fair value of the goods or services received, whichever is more readily determinable. During the year ended September 30, 2012, the Company issued 4,000,000 shares of common stock as consideration for a 21-month consulting agreement commencing in April 2012. The Company estimated the fair value of the common stock based on the fair value of the consulting services to be provided, which was more readily determinable, resulting in deferred stock-based compensation of $472,500, of which $118,500 was expensed during the year ended September 30, 2012, and $354,000 is presented as deferred stock-based compensation in the stockholders’ deficit section of the consolidated balance sheet as of September 30, 2012.

Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of income and expenses during the reporting period. The Company’s significant estimates include the fair value of common stock issued for services. Actual results could differ from those estimates.

Income Taxes

Deferred tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.  A valuation allowance is established when necessary to reduce deferred tax assets to the amounts expected to be realized.

The Company accounts for income taxes under the provisions of Financial Accounting Standards Board) Accounting Standards Codification 740, Accounting for Income Taxes. It prescribes a recognition threshold and measurement attributes for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return.  As a result, the Company has applied a more-likely-than-not recognition threshold for all tax uncertainties.  The guidance only allows the recognition of those tax benefits that have a greater than 50% likelihood of being sustained upon examination by the various taxing authorities. The Company is subject to taxation in the United States and Canada.  All of the Company’s tax years since 2006 remain subject to examination by Federal and state jurisdictions.

The Company classifies penalties and interest related to unrecognized tax benefits as income tax expense in the Consolidated Statements of Operations.

Basic and diluted net loss per share

Basic and diluted net loss per share calculations are calculated on the basis of the weighted average number of common shares outstanding during the year. Diluted loss per share calculations includes the dilutive effect of common stock. Basic and diluted net loss per share is the same due to the absence of common stock equivalents.

Fair Value of Financial Instruments

The Company’s financial instruments consisting of accounts payable, accrued expenses and notes payable approximate their fair value due to their short term maturities.

Recent Accounting Pronouncements

Because the Company has been recently reorganized and has not yet transacted any business, the new accounting standards have no significant impact on the financial statements and related disclosures. As new accounting pronouncements are issued, the Company will adopt those that are applicable under the circumstances.

F-7

NOTE 3 - GOING CONCERN

The Company’s financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern that contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company, as shown in the accompanying consolidated balance sheets, has no assets and an accumulated deficit of $8,015,957 as of September 30, 2012. The Company has not established any source of revenue to cover its operating costs. The Company will engage in very limited activities that must be satisfied in cash until a source of funding is secured. The Company will offer noncash consideration and seek equity lines as a means of financing its operations. If the Company is unable to obtain revenue producing contracts or financing or if the revenue or financing it does obtain is insufficient to cover any operating losses it may incur, it may substantially curtail or terminate its operations or seek other business opportunities through strategic alliances, acquisitions or other arrangements that may dilute the interests of existing stockholders.

NOTE 4 - NOTES PAYABLE

AS of September 30, 2011, the Company had notes totaling $343,488 outstanding. The notes accrued interest at annual rates ranging from 8% to 10% and were due on demand.

On February 29, 2012, the Company issued 67,000 shares of common stock to note holders in settlement of $303,488 of notes payable. In addition the note holders forgave $8,597 and $16,152 of accrued interest during the years ended September 30, 2012 and 2011, respectively. After this transaction one term note remained open as of September 30, 2012 with a principal amount of $40,000 and accrued interest at the rate of 8%. The note was in default and due on demand. In October 2012, the remaining note was settled with the issuance of 12,500 shares of common stock. (See Note 12 “Subsequent Events”)

NOTE 5 - EQUITY

On February 29, 2012, four individual note holders agreed to exchange their notes payable of $303,488 for 67,000 shares of restricted common stock in the Company (See Note 4-Notes Payable).

On February 29, 2012 the Company issued 13,000 shares of restricted common stock to its previous landlord (SAE Group, Inc.), a related party, in settlement of $58,500 of unpaid rent to release the Company of all of its lease obligations.

On February 29, 2012, the Company issued 20,000 shares of restricted common stock in settlement of accounts payable of $91,900.

On April 23, 2012 the Company issued 4,000,000 shares of common stock with a value of $472,500 for 21 months of consulting services commencing on the date of issuance.

On April 23, 2012 the Company’s board of directors approved reverse stock split giving one new share of common stock for every 100 old shares of common stock held by stockholders.

NOTE 6 - STOCK RETAINER AND INCENTIVE PLAN

On August 23, 2004, the Company adopted a Non-Employee Directors and Consultants Retainer Stock Plan. The purposes of the plan are to enable the Company to promote the interests of the Company by attracting and retaining non-employee directors and consultants capable of furthering the business of the company and by aligning their economic interests more closely with those of the Company’s shareholders, by paying their retainer or fees in the form of shares of common stock. A total of 20,000,000 shares of common stock are authorized to be issued. As of September 30, 2012, 18,990,000 shares of common stock are available for issuance under this plan.

F-8

On August 23, 2004, the Company adopted a Stock Incentive Plan. This plan is intended to allow directors, officers, employees, and certain non-employees of the Company to receive options to purchase company common stock. The purpose of this plan is to provide these persons with equity-based compensation incentives to make significant and extraordinary contributions to the long-term performance and growth of the company, and to attract and retain employees. A total of 10,000,000 shares of common stock have been authorized to be issued. Options granted under this plan are to be exercisable for a period of ten years from the grant date at whatever price is established by the board of directors, in its sole discretion, on the date of the grant.  Through September 30, 2012, the Company had not granted any options under this plan.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

The Company was a defendant in civil proceedings initiated during the fiscal year ended September 30, 2007, styled VeriSign, Inc. v. Inzon Corporation, as Case Number 50 2007 CA 019126XXXXMBAO, in the Circuit Court of the Fifteenth Judicial District, Palm Beach County, Florida. The Company negotiated a settlement of all claims of the plaintiff for $14,000, payable in 14 monthly installments commencing February 15, 2008. The Company has not fulfilled its obligation and the balance is still outstanding and is carried as a liability of $20,798 as of September 30, 2012 and 2011.

On November 8, 2006, in civil proceedings styled Ipex, Inc. v. InZon Corporation, as Case Number GIC864677, in the Superior Court of San Diego County, California, an uncontested judgment including attorneys’ fees and court costs, in the original amount of approximately $559,000, was entered against the Company. To date, the judgment holder has not taken any action to enforce the judgment against the Company or its assets. The Company’s consolidated balance sheets as of September 30, 2012 and 2011 reflect a liability of $559,000.

NOTE 8 - RELATED PARTY TRANSACTIONS

On August 1, 2007, the Company entered into a Commercial Lease Agreement, with SAE Group, Inc. for 5,000 square feet of office space located in Delray Beach, Florida.   The lease expired on December 31, 2010. The Company had rent liability as of September 30, 2011 of $234,000. On February 29, 2012 the Company issued 13,000 shares of common stock in settlement of $58,500 of the rent payable and the SAE Group forgave the balance of the rent payable under the lease. A former officer and director of the Company is also an officer and director of the SAE Group, Inc.

NOTE 9 - INCOME TAXES

The provision for income taxes consists of the following:

	Year Ended September 30,
	2012	2011
Current
Federal	$–	$–
State	–	–
Deferred
Federal	40,290	–
State	4,993	–
Change in valuation allowance	(44,283)	–
	$–	$–

F-9

The Company’s income tax rate computed at the statutory federal rate of 34% differs from its effective tax rate primarily due to permanent items, state taxes and the change in the deferred tax asset valuation allowance.

	Year ended September 30,
	2011	2010
Income tax at statutory rate	34.00%	34.00%
State income taxes, net of federal benefit	3.37	3.30
Permanent difference	(8.28)	(37.30)
Change in Valuation Allowance	(29.09)	(37.30)
Total	0.00%	0.00%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. In assessing the realizability of deferred tax assets, Management evaluates whether it is more likely than not that some portion or all of its deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on Management’s evaluation, the net deferred tax asset was offset by a full valuation allowance in all periods presented. The Company’s deferred tax asset valuation allowance will be reversed if and when the Company generates sufficient taxable income in the future to utilize the tax benefits of the related deferred tax assets.

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and tax liabilities are as follows:

	September 30,
	2012	2011
Net operating losses	$1,814,305	$1,800,022
Gross deferred tax assets:	1,814,305	1,800,022
Less: valuation allowance	(1,814,305)	(1,800,022)
Net deferred tax asset	$–	$–

As of September 30, 2012, the Company had net operating loss carry-forwards of approximately $4,855,000. During the year ended September 30, 2012, there was a change in control. See Note 11. Under section 382 of the Internal Revenue Code, such as change in control may limit the availability of the tax loss carry forwards to offset future taxable income.

NOTE 10 - CHANGE IN CONTROL

On February 29, 2012, the directors of the Company resigned and new directors were appointed. In addition certain related parties transferred all their common stock interest in the Company to non-related parties. Due to this transfer there was a change in control of the Company which was accounted for as a recapitalization of the Company.

NOTE 11 - MERGER

On May 17, 2012, the Company, AVC Acquisitions Corp., a British Virgin Island corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), American Visiontech Co. Ltd., a British Virgin Island corporation (“AVC”) entered into an Agreement of Merger and Plan of Reorganization (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, Merger Sub will merge with and into AVC, with AVC continuing as the surviving corporation and as an indirect wholly owned subsidiary of the Company (the “Merger”).

F-10

Under the terms of the Merger Agreement, the consideration to be paid by the Company to the AVC security holders in the Merger consists of ninety-six percent (96%) of the shares of common stock of the Company as of the Effective Time as determined by the terms of the Merger Agreement.

The Merger is not subject to approval by the shareholders of the Company. The consummation of the Merger is subject to customary closing conditions, including, among other conditions and the absence of a material adverse effect on AVC. As of September 30, 2012, the merger has not been completed.

NOTE 12 - SUBSEQUENT EVENTS

On October 12, 2012, the Company issued 12,500 shares of common stock in settlement of a note payable of $40,000. The interest liability on the note totaling $8,597 was forgiven.

On November 1, 2012, the Company issued 3,000,000 shares of common stock for consulting services for a period of 20 months commencing on the date of the agreement. The consultant’s service includes introducing the Company to STN Partners Holding Corp (STN) and assisting the Company in obtaining the full rights and title to the real property optioned by STN.

On November 25, 2012, the Company entered into an agreement with STN Partners Holding Corp (STN) to acquire from STN 100% of the shares of Royal Niagara Falls Estates Development’s (RNFED) real estate land and development project on the land for $5,000,000. The option is effective until July 31, 2013. The property consists of 19.6 acres of partially developed with 90 residential subdivision lots residential land located north of Fort Erie, Ontario and approximately 15 miles south of Niagara Falls, Ontario.

Management has reviewed the subsequent events through April 30, 2013 and has concluded that they are included in the audited report.

F-11